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                                                                    Exhibit 10.3

                          PURCHASE AND SUPPLY AGREEMENT

                                     BETWEEN

                               GENZYME CORPORATION
                                        &
                             INVITROGEN CORPORATION

                               CONTRACT # SPM-254


                      JANUARY 1, 2005 TO DECEMBER 31, 2007

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TABLE OF CONTENTS:

1. Definitions

2. Scope

3. Term

4. Payment Terms

5. Products and Pricing

6. Release of Orders

7. Forecasting, Purchase Orders and Supply Obligations

8. Biosurgery Products

9. Security of Supply

10. Acceptance; Rejection; Pre-shipment Samples

11. Certificate of Analysis; Other Documentation

12. Storage; Delivery

13. Manufacturing Obligations; Warranties

14. Other Obligations

15. Termination

16. SBA Socio-Economic Reporting

17. Confidentiality

18. Insurance

19. Work on Genzyme's Premises and Security

20. Research Product Warranties

21. Authorized use of Research Products

22. Regulatory

23. Export Control

24. Indemnification

25. Compliance Laws

26. Limitation of Liability

27. Assignment

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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28. Jurisdiction

29. Severability; Remedies; Waiver;

30. Notices

31. Advertising

32. Statutes and Executive Orders

33. Survival

34. Additional or Inconsistent Terms

35. Entire Agreement

36. General Provisions

The following Attachments are attached to this Purchase and Sale Agreement and made a part hereof:

ATTACHMENT A: Global Buying Entities.

ATTACHMENT B1: Listing and prices of Custom Manufactured Products.

ATTACHMENT B2: Listings and prices of Biosurgery Products.

ATTACHMENT B3: Listing and prices of Research Products.

ATTACHMENT B4: Listing of Standard Custom Products

ATTACHMENT C: Specifications, Certificates of Analysis, [**] and Herd Management

ATTACHMENT D: List of Account Managers

ATTACHMENT E: Genzyme Accounts Payable Contacts

ATTACHMENT F: Supplemental Product Amendment for Biosurgery Products

ATTACHMENT G: GENZYME Materials and Materials Specifications

ATTACHMENT H: [**] Protocols

ATTACHMENT I: Biosurgery Refrigeration & Transportation Requirements

ATTACHMENT J: Supplemental Product Amendments

ATTACHMENT K: Change Notification Process

ATTACHMENT L: Certification of Suitability of Monographs of the European Pharmacopoeia

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                       -3-
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                          PURCHASE AND SUPPLY AGREEMENT

This Purchase and Supply Agreement (the "AGREEMENT") effective January 1, 2005 ("EFFECTIVE DATE") is between Invitrogen Corporation ("SUPPLIER"), a Delaware corporation with a principal place of business at 1600 Faraday Avenue, Carlsbad, CA 92008 and Genzyme Corporation ("GENZYME"), a Massachusetts corporation with a principal place of business at One Kendall Square, Cambridge, MA 02139.

                                    RECITALS:

     A. GENZYME and Life Technologies, Inc. ("LIFE") were parties to a Supply Agreement effective January 1, 1999 ("ORIGINAL AGREEMENT"), whereby Life supplied certain products to GENZYME (GENZYME contract number C-194). The Original Agreement expired on December 31, 2001.

     B. SUPPLIER and GENZYME are parties to that certain Contract Manufacture Agreement effective March 17, 1996 for the supply of Biosurgery Products to GENZYME ("BIOSURGERY AGREEMENT").

     C. On September 14, 2000, Life was acquired by and merged into SUPPLIER. GENZYME desires to have SUPPLIER continue supplying products similar to those supplied under the Original Agreement and the Biosurgery Agreement. SUPPLIER is willing to supply such products.

     D.      By entering into this new Agreement, GENZYME and SUPPLIER desire to
             (i) renew and extend the supply relationship established by the Original Agreement; and (ii) terminate the Biosurgery Agreement as of the Effective Date, replacing such agreement with this Agreement; provided, however, that the Supplemental Product Amendments entered into under the Biosurgery Agreement shall not be terminated, and shall be incorporated herein as described in
             Section 8.2.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

1.   Definitions:

     1.1 "AFFILIATE" shall mean any entity or person that, directly or indirectly, controls, is controlled by, or is under common control with another person. A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled person, whether through ownership of stock, the power to elect or appoint the board of directors or trustees, by contract, or otherwise.

     1.2 "BIOPRODUCTION" means any materials that are procured to a GENZYME part number and specification as contained in ATTACHMENT B1 and B2.

     1.3     "FDA" means the U.S. Food and Drug Administration.

     1.4 "PURCHASE ORDER" means any purchase order that GENZYME either itself or through a Buying Entity completes and delivers to SUPPLIER either directly or through one of its Affiliates listed in ATTACHMENT D in accordance with Section 6.

     1.5 "QSR" means regulations set forth in FDA's Quality System Regulations at 21 C.F.R. Part 820.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                       -4-
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     1.6     "SPECIFICATIONS" means the' procedures, test results, requirements, criteria, specifications, standards and other data relating to the manufacture and supply of Products, as more particularly set forth on ATTACHMENT C.

     1.7 "STERILE" means that any Product described as Sterile has been manufactured in compliance with medical device QSR's through aseptic processing to a sterility assurance level of 10-3.

     1.8 "THIRD PARTY" means any person or entity other than GENZYME, SUPPLIER, their respective Affiliates, and a Buying Entity.

2.   SCOPE:

     2.1 PRODUCTS. The products ("PRODUCTS"), individually or collectively, to be bought and sold by GENZYME from SUPPLIER are any of the following:

             2.1.1 "CUSTOM MANUFACTURED PRODUCTS", as set forth more particularly on ATTACHMENT B 1, and which are:
                        [**]

             2.1.2 SUPPLIER's research products, as set forth in SUPPLIER's then-current U.S. Catalog, and its Affiliates' then-current written catalogs ("RESEARCH PRODUCTS"), including research products supplied under on-site stocking programs.

             2.1.3 SUPPLIER's biosurgery products listed on ATTACHMENT B2 [**] (collectively, "BIOSURGERY PRODUCTS").

Products excludes services, custom products not listed above, and software products.

     2.2 Buying Entities. Only GENZYME and an entity listed on ATTACHMENT A (each a "BUYING ENTITY") may place Purchase Orders for Products under this Agreement.

             2.2.1 An entity not listed on ATTACHMENT A may not place Purchase Orders, either for itself or on behalf of any other party, and is not entitled to the benefits of this Agreement.

             2.2.2 A GENZYME Affiliate or other entity may only become a Buying Entity by a written amendment of ATTACHMENT A signed by SUPPLIER and GENZYME. Removal of an entity from ATTACHMENT A requires only written notice from GENZYME to that Buying Entity and to SUPPLIER.

             2.2.3 GENZYME warrants and represents to SUPPLIER that the Buying Entities listed on ATTACHMENT A, are Affiliates of GENZYME. If, at any time during this Agreement, any entity listed on ATTACHMENT A ceases to be a GENZYME Affiliate, then GENZYME shall so notify SUPPLIER, and such entity shall be removed from ATTACHMENT A and shall no longer be a Buying Entity.

             2.2.4 Removal of a Buying Entity from ATTACHMENT A shall not, alone, release such Buying Entity from its obligations hereunder.

             2.2.5 GENZYME and SUPPLIER each acknowledge and agree that the terms and conditions of this Agreement shall apply to all Purchase Orders submitted by GENZYME or any of the Buying Entities during the Term of this Agreement. Where the terms of this Agreement conflict with any such Purchase Order, this Agreement shall govern.

             2.2.6 The placement of a Purchase Order by a Buying Entity constitutes such Buying Entity's acceptance that the terms and conditions of this Agreement govern such Purchase Order and agreement to abide by this Agreement.

             2.2.7 SUPPLIER shall provide GENZYME with a list of all SUPPLIER Affiliates who are selling Products subject to this Agreement (together with SUPPLIER, "SELLING ENTITIES"). The acceptance of a Purchase Order by a Selling Entity constitutes

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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                        such Selling Entity's agreement (i) that the terms and
                        conditions of this Agreement govern such Purchase Order; and (ii) to abide by the applicable terms and conditions of Agreement. SUPPLIER shall also provide GENZYME with written notice in due commercial course of any companies acquired by SUPPLIER during the term of this Agreement, any new product offerings, and new discounts or other promotional offerings.

             2.2.8 The only role of the Buying Entities and Selling Entities under this Agreement is to facilitate the ordering, delivery and payment process on a multinational level. No Buying Entity or Selling Entity shall be liable under this Agreement except as expressly stated herein. GENZYME and SUPPLIER shall each be fully liable and responsible for all supply, delivery, quality, payment, warranty, security, insurance, use, indemnity, and other commitments under this Agreement, regardless of which Buying Entity or Selling Entity (respectively) placed or accepted a Purchase Order, or received or delivered Products.

3.   TERM:

     This Agreement shall be effective on the Effective Date and continue until December 31, 2007 (the "INITIAL TERM"). Upon expiration of the Initial term, this Agreement shall automatically renew for successive one year terms unless it is terminated by either party pursuant to this Article 3 or as otherwise provided herein. Each party may terminate this Agreement after the Initial Term has expired by providing the other party with at least six
     (6) months written notice.

4.   PAYMENT TERMS:

     4.1 NON-U.S. PURCHASES. Non-U.S. Buying Entities shall receive invoices from, and payment on invoices shall be made to, the Selling Entity corresponding to the territory in which such Buying Entity is located. Such non-U.S. invoices shall be stated in the currency of the invoicing Selling Entity or the Buying Entity, as such parties may determine from time to time.

     4.2 PAYMENT. Except as described in Section 4.3, invoices shall be paid within thirty (30) days of receipt, provided that all invoices shall include at least the following information: Buying Entity account number, Purchase Order number, Product description, quantity of Product desired, unit cost and extended cost of Product, invoice number, and applicable Product part number.

     4.3 CONSOLIDATED INVOICES. SUPPLIER shall provide upon GENZYME's request consolidated monthly invoices for each U.S. Buying Entity. All such consolidated invoices shall be paid in full within the last date specified, provided that the parties agree on the amount invoiced. Consolidated invoices shall be submitted in Excel format and shall contain at least the following information: Buying Entity account number; Purchase Order number; Product description; quantity of Product; unit cost and extended cost of Product; invoice number; and applicable Product part number.

     4.4 INVOICE DISPUTES. In the event GENZYME disputes an invoice amount, GENZYME shall notify SUPPLIER within fifteen (15) days of the date of receipt of such invoice, may withhold payment of the disputed amount, and shall pay the undisputed portion of such invoice by such fifteenth (15th) days. The parties shall negotiate in good faith how to address the disputed portion of the invoice.

5.   PRODUCTS AND PRICING:

     5.1     GENZYME BIOPRODUCTION PRODUCTS AND PRICING.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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             [**]

     5.2     PROCESS DEVELOPMENT GENZYME & SUPPLIER SUPPORT.

             SUPPLIER understands that GENZYME needs the freedom to operate regarding the future development of mammalian cell base technologies. Therefore GENZYME may elect to work with Vendors whose skill set and know-how best suit GENZYME's timelines and or other requirements. GENZYME may use a reasonable effort to provide SUPPLIER an opportunity re: the above needs by using SUPPLIER's catalogue products, custom products, and or optimized IP platforms to address the cell culture needs of GENZYME during the course of this Agreement, so long as SUPPLIER can meet GENZYME's timelines, budgets and other requirements for the project. [**]

     5.3     [**]

             [**]

     5.4     PRICE AND PAYMENT TERMS FOR [**] BATCHES.
             The pricing for the [**] is set forth in ATTACHMENT B1. Delivery of the [**] will be consistent with terms outlined in Section 10.1 of the Supply Agreement. [**]

     5.5     CURRENCY EXCHANGES.
             For the purposes of calculating rebates as described in Sections
             5.3 and 5.7, SUPPLIER shall convert sales to Buying Entities from local currency to dollars using the methods it uses to convert all of its other foreign revenues, provided only that such methods comply with US generally accepted accounting principles. SUPPLIER currently uses the exchange rates posted at www.oanda.com; if that source changes SUPPLIER will report that source and the rate at the close of the respective quarter.

     5.6     PRICE AND PAYMENT TERMS FOR [**] BATCHES.

             [**]

USDA Website-//www.ams.usda.gov/LSMNpubs/pdfmonthly/pharm.pdf

     5.7     PRICING FOR RESEARCH PRODUCTS.
             Current US prices for SUPPLIER Research Products are set forth in SUPPLIER's current catalog ( "List Price"). Each Selling Entity has a different catalog and the List Prices may vary by country. [**]

             [**]

     5.8     GENZYME/ SUPPLLER- [**] PROGRAM - RESEARCH PRODUCTS.
             There are two levels of [**] status, with qualifications for each detailed below. In exchange for each level of [**] status, SUPPLIER will offer the stated price concessions.

             5.8.1 [**] - LEVEL 1. Within 60 days of signing the contract, GENZYME and authorized Buying Entities will provide SUPPLIER and Selling Entities access to its end users for the purpose of promoting SUPPLIER's products and services [**]

             5.8.2   [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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             5.8.3   If SUPPLIER provides specific product, seminars and or
             special product pricing information during the year, GENZYME may list these in the Science and Research newsletter, as time and space allow. SUPPLIER will be given an annual expected schedule of newsletters.

             GENZYME Science and Research Procurement may sponsor product shows and technical meetings. Timing, content and location of these product shows to be mutually agreed to and SUPPLIER must provide at least a three (3) week advance notice request to GENZYME Science and Research Procurement.

             In exchange for its [**] status, Level 1, with respect to Research Products, addition discounts on Research Products are provided as listed in ATTACHMENT B3, Section A.

     5.9     [**] - LEVEL II QUALIFICATION.

             5.9.1 GENZYME will provide spend visibility on a quarterly basis for selected life science reagents by product category which SUPPLIER and GENZYME mutually agree too. GENZYME and SUPPLIER will agree as to the form and format of this data and the method of reporting.

             5.9.2   [**]

     5.10    GROWTH INCENTIVE ADJUSTMENTS.

             5.10.1 If GENZYME purchases a company that has not done business with SUPPLIER historically, the growth incentive charts will not change and any new purchases from the acquired company can be applied to the growth incentive tiers. If GENZYME purchases a company that has done business with SUPPLIER historically, the growth incentive tiers will be adjusted by adding the acquired companies' historical volume to Tier 1. Each Tier will then be adjusted upward by the same percent as current tiers.

             5.10.2 Adjustments to the growth incentives for GENZYME resulting from GENZYME's acquisition of a company that is presently procuring products from SUPPLIER will be reviewed and approved by both parties prior to any adjusts in the tiered rebates.

             5.10.3 If SUPPLIER purchases any company that GENZYME has bought from historically the growth incentive rebates will be reviewed by both SUPPLIER and GENZYME and adjusted accordingly.

     5.11 CONTINGENCY MANUFACTURING SITE AND DISASTER RECOVERY PLAN. Outlined below is the current long-term manufacturing capacities reflective both the US and Scotland Sites.

             5.11.1  [**]

             5.11.2  [**]

             5.11.3 Contingency Manufacturing Site and Disaster Recovery Plan Scotland Facility [Inchinnan]:

             Plant capacity: currently staffed to run 5 days per week at two shifts per day; 24/7 provides ample expansion capabilities

             Based on above workweek, the current Inchinnan capacity approximates:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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             [**]

6.   RELEASE OF ORDERS:

     6.1 PURCHASE ORDER PLACEMENT. GENZYME shall have no obligation to order any Product by virtue of this Agreement alone. In the event that GENZYME orders Products hereunder, GENZYME shall issue a Purchase Order to SUPPLIER stating, at a minimum, the description and quantity of the Product(s) being ordered and the required date(s) for delivery of such Product(s). No Product shall be delivered prior to receipt of an applicable Purchase Order (whether electronically, by telephone, or fax). Purchase Orders for Custom Manufactured Products and Biosurgery Products shall be sent by hard copy or email only. In the event GENZYME does not receive a written notice of acceptance or rejection of a Purchase Order within five
             (5) business days of the Purchase Order date, acceptance of the Purchase Order by SUPPLIER shall be conclusively presumed.

     6.2 ELECTRONIC ORDERS. Purchase Orders placed and acknowledgments sent under this Agreement may be sent in writing or by electronic means in a mutually agreed upon platform. The parties agree that:
             6.2.1 The electronically transmitted Purchase Orders shall be deemed to satisfy any legal formalities requiring that agreements be in writing.
             6.2.2 Neither party shall contest the validity or enforceability of any such electronic transmission under any applicable statute of frauds.
             6.2.3 Computer maintained records when produced in hard copy form shall constitute business records and shall have the same validity as any other generally recognized business records.

     6.3 21 CFR PART 11 COMPLIANCE. SUPPLIER and GENZYME each represent and warrant to the other that each is developing its electronic transmission and computer maintained records/security to bring such transmission, records, and security into compliance with the requirements of 21 CFR Part 11.

7.   FORECASTING. PURCHASE ORDERS AND SUPPLY OBLIGATIONS:

     7.1     FORECASTS. [**]

     7.2     PURCHASE ORDER REQUIREMENTS: SUPPLY OBLIGATIONS.

             7.2.1 GENZYME shall issue Purchase Orders for Products as follows: (i) for Custom Manufactured Products and [**] (after [**] has been approved by GENZYME for use in its bioproduction process) [**] months prior to the requested delivery date(s); (ii) for [**] and [**], [**] months prior to the requested delivery date(s); (iii) for Biosurgery Products (excluding [**]), [**] weeks prior to the requested delivery dates.

             7.2.2 Each Purchase Order shall specify at a minimum the amount of each Product required, the delivery dates and location and any other ordering terms. Each Purchase Order shall constitute a binding obligation on GENZYME to take and pay for the Product specified therein subject to the terms of this Agreement.

             7.2.3      [**]

             7.2.4 DELAY OF DELIVERY: GENZYME may delay deliveries under an outstanding Purchase Order upon providing written notice to SUPPLIER no less than (i) [**] days before the scheduled delivery date for Custom Manufactured Products, and (ii) [**] days before the scheduled delivery date for Biosurgery Products. Such delays shall be at no additional charge to GENZYME. The maximum duration of any delay of [**] and Biosurgery Products shall be [**] months from the date of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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                        GENZYME's notification of acceptance of the pre-shipment
                        sample for the applicable Product (or, if no pre-shipment sample is sent, then from the original date of delivery of such Product); the maximum duration of any delay of [**] or [**] shall be [**] months from date of the Purchase Order.

8.   BIOSURGERY PRODUCTS:

     8.1 RAW MATERIALS FOR BIOSURGERY PRODUCTS. Prior to or on even date with its submission of a Purchase Order for Biosurgery Products, GENZYME shall deliver to SUPPLIER a sufficient amount of the materials set forth in ATTACHMENT G ("MATERIALS") to enable SUPPLIER to manufacture the amount of Biosurgery Products set forth in such Purchase Order. In the event that Materials are lost or destroyed due to SUPPLIER's negligence or misconduct, SUPPLIER will reimburse GENZYME for its direct out-of-pocket costs of the Materials and the associated shipping costs.

             8.1.1 If GENZYME delays delivery of the necessary Materials, the affected Purchase Order delivery date(s) may be extended for the duration equal to such delay.

             8.1.2 The parties acknowledge that SUPPLIER's manufacture of Biosurgery Products manufactured using Materials is conditional upon the Materials meeting certain specifications ("MATERIALS SPECIFICATIONS") as set forth on ATTACHMENT G. GENZYME shall accompany each delivery of Materials with Certificates of Analysis confirming that the delivered Materials meet the Materials Specifications, along with instructions for proper storage and handling of the Materials.

             8.1.3 GENZYME acknowledges that if the Materials do not conform to the Materials Specifications upon their delivery to SUPPLIER, then SUPPLIER's manufacture of the Biosurgery Products may be adversely affected. [**]

             8.1.4 Upon the parties' agreement with respect to the amount of Materials necessary to manufacture Biosurgery Products, GENZYME has the right to instruct SUPPLIER that excess Materials be disposed of by SUPPLIER, in which case GENZYME will reimburse SUPPLIER a disposal fee to cover SUPPLIER's expense in destroying such Material and other reasonable costs associated with the disposal of the materials.

             8.1.5 SUPPLIER will provide reports to GENZYME prior to the close of each month with respect to delivered Material which will include: ending inventory, receipts, new reserves, and usage details.

     8.2 OTHER BIOSURGERY PRODUCTS. The parties may enter into future agreements from time to time to add additional Biosurgery Products to ATTACHMENT B2. Biosurgery Products may only be added to this Agreement by execution of the Amendment form attached hereto as ATTACHMENT F ("SUPPLEMENTAL PRODUCT AMENDMENT" or SPA), to which a Certificate of Analysis and sample label for such product shall be attached. Supplemental Product Amendments that are currently effective between the parties as of the Effective Date are identified on ATTACHMENT J, are incorporated by reference herein, and the products described thereunder shall be Biosurgery Products hereunder, provided that where the terms of this Agreement conflict with the terms of any Supplemental Product Amendment, the terms of this Agreement shall govern. Each Supplemental Product Amendment entered into after the Effective Date shall be attached hereto as ATTACHMENTS F1, F2, and so on.

     8.3 PURCHASE ORDERS. Following receipt of a Purchase Order for a biosurgery product that is not subject to a SPA, SUPPLIER and GENZYME shall review execute an SPA in the form attached hereto as ATTACHMENT F to incorporate such Biosurgery Product. SUPPLIER will not manufacture and deliver to GENZYME any Biosurgery Product that is not subject to an executed SPA. SUPPLIER shall use commercially reasonable and good faith efforts to meet GENZYME's Purchase Orders and delivery requirements for

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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             Biosurgery Products. If SUPPLIER is unable for any reason to supply any portion of the total demand for Biosurgery Products specified in a Purchase Order that exceeds the then-applicable, accepted GENZYME Forecast, SUPPLIER may allocate its available supply among any or all customers on such basis as SUPPLIER may deem fair and practical, without liability for any failure of performance that may result therefrom.

     8.4     TERMINATION OF SUPPLY OF BIOSURGERY PRODUCTS.

             8.4.1 If GENZYME cannot offer its services as a result of action by the FDA, and the FDA's requirements cannot be satisfied within [**], GENZYME may terminate SUPPLIER's supply of Biosurgery Products hereunder by providing [**].

             8.4.2 Each party may terminate the supply of Biosurgery Products hereunder without cause [**] written notice to the other party. Such termination shall not affect the supply of Products other than Biosurgery Products.

9.   SECURITY OF SUPPLY:

     9.1 CUSTOM MANUFACTURED PRODUCTS. Upon GENZYME's request in a written or electronic Purchase Order, SUPPLIER shall commence manufacture of an inventory of Custom Manufactured Products (in the quantity
             (ies) set forth below) that are Pre-Approved Finished Goods (defined below), custom manufactured and stored in accordance with the applicable Specifications, and held on reserve inventory for the purpose of security of supply ("Security of Supply"). Submission of such initial Purchase Order obligates GENZYME to take delivery of the Security of Supply. Upon completion of the manufacture of the Security of Supply, SUPPLIER shall roll over such Security of Supply into its delivery of Custom Manufactured Products under the next-occurring Purchase Order on a first-in-first out-basis. At all times during the term of this Agreement, SUPPLIER shall maintain the inventory dedicated for Security of Supply in the following quantities and at the following locations:

                        (i)  [**]
                        (ii) [**]

             9.1.1 UNAPPROVED FINISHED GOODS. "UNAPPROVED FINISHED GOODS" means a Custom Manufactured Product which is tested, approved, packaged and labeled in accordance with the applicable Specifications for delivery to GENZYME by SUPPLIER, but which GENZYME has not tested to confirm conformity to the applicable Specifications.

             9.1.2 PRE-APPROVED FINISHED GOODS. For GENZYME to approve a lot of [**] as Security of Supply, SUPPLIER shall send GENZYME a sample of such lot within [**] of receiving GENZYME's Purchase Order requesting such Security of Supply. Upon receipt of GENZYME's notification of acceptance of a pre-shipment sample of [**] as conforming to the applicable Specifications, the lot from which preshipment sample was taken shall be "Pre-Approved Finished Goods" for purposes of this
                        Section 9.1.

             9.1.3 FORM OF PACKAGING AND STORAGE CONDITIONS. The Security of Supply of [**] shall be maintained in [**] unless otherwise reasonably requested by GENZYME no less than [**] in advance. The Security of Supply of [**] shall be maintained in [**], unless otherwise reasonably requested by GENZYME no less than [**] in advance.

             9.1.4 ORDERING SECURITY OF SUPPLY. GENZYME may, at any time, request delivery of all or part of the Security of Supply by placing a Purchase Order therefor ("SECURITY

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                        SUPPLY ORDER"). SUPPLIER shall deliver such Security of Supply within[**] of receipt of such Security Supply Order.

             9.1.5 REPLENISHMENT OF SECURITY OF SUPPLY. If GENZYME takes delivery of the entire inventory dedicated to Security of Supply pursuant to this Section 9.1, SUPPLIER shall use fully replenish the Security of Supply as follows:
                        [**]

     9.2 BACK-UP MANUFACTURING FACILITY: SUPPLIER has two manufacturing locations for [**]. In the event the primary manufacturing location becomes or would become incapable of manufacturing Custom Manufactured Products, SUPPLIER will use every available opportunity to manufacture in the alternate location; provided however, that manufacture in the Scotland facility must be approved by GENZYME in advance.

     9.3     [**]

10.  ACCEPTANCE: REJECTION: PRE-SHIPMENT SAMPLES:

     10.1 [**]. SUPPLIER will test a sample of each lot of [**] in accordance with its Specifications prior to shipment of the full lot of [**]. SUPPLIER will provide GENZYME with a pre-shipment sample of [**] within [**] of the Purchase Order date. Such pre-shipment sample shall be [**] derived from one (1) lot of [**]. Upon receipt of such sample, GENZYME will have [**] to retest the sample in accordance with the [**] Specifications, and will notify SUPPLIER within such time whether the sample complies with the [**] Specifications. Within [**] of receipt of GENZYME's acceptance of such pre-shipment sample, SUPPLIER shall ship the full order of [**] from its New Zealand facility to its U.S. facility, and SUPPLIER'S U.S. facility will then deliver such [**] to the GENZYME location specified on the Purchase Order on or by the applicable delivery date. GENZYME's failure to provide timely notice of acceptance or rejection of the sample may result in a delay in delivery, and if so, will relieve SUPPLIER of breach with respect to a Purchase Order delivery late.

             10.1.1 If GENZYME determines that the [**] sample does not comply with the [**] Specifications, GENZYME shall provide evidence to SUPPLIER supporting the claim. If SUPPLIER agrees that the [**] sample does not comply with the [**] Specifications, SUPPLIER shall provide a sample from a replacement batch of [**] within [**] after written notification of such rejection.

             10.1.2 If SUPPLIER'S assays confirm that the [**] samples are in compliance with the Specifications, but GENZYME's assays determine that the samples are not in compliance with the Specifications, SUPPLIER and GENZYME will investigate the discrepancy and attempt to reach a reasonable settlement.

             10.1.3 Prior to the next-scheduled shipment of [**], SUPPLIER will provide to GENZYME a Certificate of Analysis (COA) with respect to such shipment to allow GENZYME to determine the appropriate GENZYME location for the shipment to be shipped.

     10.2    [**] AS A BIOSURGERY PRODUCT.

             10.2.1 PRE-SHIPMENT SAMPLES. Prior to delivering [**] as a Biosurgery Product under a Purchase Order, SUPPLIER will use commercially reasonable efforts to provide GENZYME with a pre-qualification sample of [**] meeting the Specifications derived from at least one (1) lot of [**].

             10.2.2 INVENTORY. In response to GENZYME's Purchase Order for [**] as a Biosurgery Product, SUPPLIER will maintain an inventory [**] equal to the amount set forth in such Purchase Order, at no obligation to GENZYME, for [**] from the date of delivery of the preshipment sample in accordance with Section 10.2.1.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

             10.2.3 ACCEPTANCE/REJECTION OF SAMPLE. If GENZYME rejects the sample of [**] in such [**] period, then SUPPLIER will provide a new sample of [**] from different lot; GENZYME acknowledges that such rejection may affect the delivery date of [**], notwithstanding any other provision herein. If GENZYME does not notify SUPPLIER of acceptance or rejection of the sample of [**] within such time period, then SUPPLIER shall have no obligation to fill the corresponding Purchase Order. If GENZYME notifies SUPPLIER of acceptance of the sample within the time period, then SUPPLIER shall ship the amount of [**] set forth in the Purchase Order, at GENZYME's instruction, either: (i) promptly in its entirety; or
                        (ii) in installments over a period not to exceed [**]. If such installments are instructed by GENZYME to be delivered within [**] from notification of acceptance, then the price for such [**] shall be as the price existed on the date of the applicable Purchase Order; and if such installments are instructed by GENZYME to be delivered beyond [**] from notification of acceptance, then the price for [**] shall be subject to change as described in Section 5.6.

     10.3    ALL BIOSURGERY PRODUCTS.

             10.3.1 SHORTAGES: PATENT DEFECTS. Immediately upon receipt of a Biosurgery Product, GENZYME shall inspect same, and notify SUPPLIER of any claims for shortages, patent defects or damages, and shall hold any such Biosurgery Product pending receipt of SUPPLIER's written instructions regarding disposition. The failure of GENZYME to notify SUPPLIER within five (5) days after receipt shall constitute confirmation that the Biosurgery Product delivered was in the correct quantity, and that there were no patent defects or damages in the packaging containers. SUPPLIER will notify GENZYME if the delivery reflects an overage in excess of one hundred ten percent (110%) of the amount requested in the Purchase Order within thirty (30) days of the day of manufacture; and acceptance of such overage will be at the sole discretion of GENZYME at the original Purchase Order price.

             10.3.2 COMPLIANCE WITH THE SPECIFICATIONS. GENZYME shall have thirty (30) days from the date of receipt of Biosurgery Products to confirm compliance of such Biosurgery Products with the Biosurgery Product Specifications (latent defects). The failure of GENZYME to notify SUPPLIER in writing that any Biosurgery Product was not in compliance with the Biosurgery Product Specifications shall constitute GENZYME's final acceptance of the Biosurgery Product.

             10.3.3 CURE. If GENZYME rejects a Biosurgery Product as not complying with the Biosurgery Product Specifications subject to Section 8.1.3, then SUPPLIER will use commercially reasonable efforts to deliver to GENZYME a replacement lot of the Biosurgery Product. The replacement lot( s) size will be the same size as the rejected lot, unless otherwise agreed to by the parties, and will be priced at the same unit price as the failed lot. SUPPLIER will fully reimburse GENZYME for GENZYME's out of pocket cost of any raw materials consumed in the failed lot.

     10.4    CUSTOM MANUFACTURED PRODUCT ACCEPTANCE

             10.4.1 RECEIPT AND TESTING OF CUSTOM MANUFACTURED PRODUCT. All Custom Manufactured Product shipped shall be accompanied by quality control certificates of analysis (as set forth in Section 11) signed by a duly authorized official of SUPPLIER confirming that each batch of Custom Manufactured Product covered by such certificate meets the Specification's release requirements and shall be deemed accepted by GENZYME unless GENZYME, acting reasonably and in good faith, shall give written notice of rejection (hereafter referred to as a "REJECTION NOTICE") to SUPPLIER within sixty (60) days after receipt of the Custom Manufactured Product by, on behalf of, or for the account of GENZYME.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

             10.4.2 REJECTION NOTICE. The Rejection Notice shall state in reasonable detail (sufficient to enable) SUPPLIER to identify the nature of the problem, the reason why the Custom Manufactured Product is not acceptable. Any Rejection Notice shall be accompanied by copies of all written reports relating to tests, studies or investigations performed to that date by or for GENZYME on the Custom Manufactured Product rejected. GENZYME shall have the right but not the obligation, to return the rejected Custom Manufactured Product to SUPPLIER at SUPPLIER's cost, and title to and risk of loss associated with the rejected Custom Manufactured Product shall transfer to SUPPLIER upon receipt by SUPPLIER of the rejected Custom Manufactured Product.

             10.4.3 RETURN OF CUSTOM MANUFACTURED PRODUCT. Upon receipt of such Rejection Notice, SUPPLIER may require GENZYME to return the rejected Custom Manufactured Product or samples thereof (at SUPPLIER's cost) to SUPPLIER for further testing, in which event such Custom Manufactured Product or samples thereof as the case may be, shall be returned by GENZYME to SUPPLIER. Upon receipt of the rejected Custom Manufactured Product title to and risk of loss associated with the rejected Custom Manufactured Product shall transfer to SUPPLIER. If it is later determined that GENZYME was not justified in rejecting the Custom Manufactured Product, GENZYME shall reimburse SUPPLIER for the costs of the return, as well as any other costs or expenses incurred by SUPPLIER as a result of the rejection or return and retest and title to and risk of loss associated with such Custom Manufactured Product shall transfer to GENZYME upon placement of the Custom Manufactured Product on the designated carrier by SUPPLIER.

             10.4.4 DISPUTE RESOLUTION. GENZYME's basis for rejection shall be conclusive unless SUPPLIER notifies GENZYME, within thirty-five (35) days of receipt of the Rejection Notice that it disagrees with such rejection. In the event of GENZYME's receipt of such a notice by SUPPLIER, representative samples of the Custom Manufactured Product in question shall be submitted to a mutually acceptable independent laboratory or consultant for analysis or review, the costs of which shall ultimately be paid by the party that is determined by the independent laboratory or consultant to have been incorrect in its determination of whether the Product should be rejected. Should the fees associated with the work conducted by the independent laboratory or consultant be due upfront, each of GENZYME and SUPPLIER shall each pay fifty percent (50%) of such upfront fees, and the party that is determined by the independent laboratory or consultant to have been incorrect in its determination shall then reimburse the other party.

             10.4.5 PAYMENT OBLIGATIONS SUSPENDED FOR REJECTED CUSTOM MANUFACTURED PRODUCT. If any order of Custom Manufactured Products is rejected by GENZYME under
                        Section 10.4, GENZYME's duty to pay all amounts payable to SUPPLIER in respect of the rejected Custom Manufactured Product shall be suspended until such time as it is determined by an independent laboratory or consultant that the Custom Manufactured Products in question should not have been rejected by GENZYME. If only a portion of an order is rejected, only the duty to pay the amount allocable to such portion shall be suspended.

11.  CERTIFICATE OF ANALYSIS: OTHER DOCUMENTATION:

     A Certificate of Analysis will accompany Custom Manufactured Products and Biosurgery Products. SUPPLIER will accompany a Research Product with a Certificate of Analysis upon GENZYME's reasonable advanced written request. [**] and [**] shipments will also be accompanied with a certificate of country of origin, expiration date, and batch number.

12.  STORAGE: DELIVERY:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

     12.1 PACKAGING. All Products shall be packaged, marked and otherwise prepared for shipment by SUPPLIER in accordance with the Specifications, or if there are no such specifications for a particular Product, SUPPLIER will use reasonable commercial packaging practices. SUPPLIER shall mark on containers all necessary handling, loading and shipping instructions. An itemized packing list setting forth all Products shipped shall be included with each shipment. SUPPLIER shall store and transport Biosurgery Products in accordance with the specification set forth on ATTACHMENT I.

     12.2    STORAGE. [**]

     12.3 SHIPMENT. With respect to Custom Manufactured Products and Biosurgery Products, SUPPLIER shall arrange and prepay for shipping to GENZYME or the Buying Entity (as applicable), GENZYME or the Buying Entity shall reimburse SUPPLIER for such shipping charges, and title and risk of loss for such Custom Manufactured Products and Biosurgery Products shall pass to GENZYME or the Buying Entity (as applicable) upon delivery to GENZYME or Buying Entity (as applicable). With respect to Research Products, SUPPLIER shall ship such Research Products using the GENZYME Federal Express account number specified by GENZYME, and title and risk of loss for such Research Products shall pass to GENZYME or the Buying Entity (as applicable) upon delivery to Federal Express.

     12.4 DELIVERY DATES. Delivery of Custom Manufactured Products and Biosurgery Products (subject to Section 8.3), shall be [**] late and no more than [**] early from agreed upon delivery date. If SUPPLIER is unable to deliver a Custom Manufactured Product or Biosurgery Product within this agreed upon time frame, SUPPLIER will, if requested by GENZYME or its Buying Entity, ship such product the fastest commercial manner available, at SUPPLIER'S expense. SUPPLIER will ship any Research Products not available at time of receipt of a Purchase Order by next-day delivery.

13.  MANUFACTURING OBLIGATIONS: WARRANTIES:

     13.1 CUSTOM MANUFACTURED PRODUCTS. SUPPLIER shall manufacture each Custom Manufactured Product in accordance with the Custom Manufactured Product Specifications, as set forth on ATTACHMENT C1. C2. C3 and ATTACHMENT C4.

     13.2 SPECIFICATIONS: DISCONTINUATION. SUPPLIER shall not change any Specifications for, or discontinue the manufacture of, Custom Manufactured Products or Biosurgery Products without GENZYME's prior written agreement, which shall not be unreasonably withheld, except as may be required to comply with applicable laws and regulations and regulatory authority requirements, in which case SUPPLIER shall notify GENZYME and provide GENZYME with information regarding such change in accordance with the Change Notification Process set forth on attached ATTACHMENT K. Furthermore, SUPPLIER may make changes to or discontinue manufacture of Custom Manufactured Product and Biosurgery Product manufacturing process only in accordance with the Change Notification Process set forth on attached ATTACHMENT K.

     13.3 BIOSURGERY PRODUCTS. Biosurgery Products supplied to GENZYME shall be under a GENZYME label, as incorporated in the Specifications and/or applicable Supplemental Product Amendment. GENZYME shall have no rights to use any trademark or logo of SUPPLIER in the promotion, sale or distribution of its products or services. SUPPLIER does not warrant that Biosurgery Product labeling designated by GENZYME meets any applicable regulatory requirement.

     13.4 CUSTOM MANUFACTURED PRODUCTS WARRANTY. Each Custom Manufactured Product shipped hereunder shall, at the time it is made delivered to GENZYME or any Buying Entity:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

             13.4.1     Meet such Custom Manufactured Product's Specifications;

             13.4.2 Be manufactured in accordance with all applicable laws and regulations;

             13.4.3 Be conveyed to GENZYME or the Buying Entity with good title; and

             13.4.4     Not be adulterated or misbranded.

             EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, INCLUDING IN SECTIONS 24 (INDEMNIFICATION) AND 26 (LIMITATION OF LIABILITY) HEREOF, GENZYME'S REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTIES SHALL BE, AT GENZYME'S DISCRETION, EITHER REPLACEMENT OF THE NON-CONFORMING CUSTOM MANUFACTURED PRODUCT OR, IF SUPPLIER CANNOT REPLACE SUCH CUSTOM MANUFACTURED PRODUCT, REFUND OF THE CUSTOM MANUFACTURED PRODUCT PRICE.

     13.5 SUPPLIER BIOSURGERY PRODUCT WARRANTY. SUPPLIER warrants to GENZYME that each Biosurgery Product shall at the time it is made available to GENZYME or a Buying Entity (as applicable):

             13.5.1 Meet the relevant Biosurgery Specifications attached hereto as ATTACHMENT B2, F and G;

             13.5.2 Be manufactured in substantial compliance with QSR or other similar requirements to the extent that such other applicable requirements have been incorporated into the Biosurgery Product Specifications at the time of manufacture of the Biosurgery Product;

             13.5.3 Be packaged and shipped to GENZYME in a manner consistent with the Biosurgery Product Specifications attached hereto as ATTACHMENT B2, F and G;

             13.5.4 Not be sold by SUPPLIER over a GENZYME label to Third Parties for any purpose.

     13.6 STERILITY. The determination as to whether each batch of a Biosurgery Product is Sterile by the procedures defined in the Biosurgery Product Specifications provides a small, but non-zero probability that each and every container of a Biosurgery Product produced as part of a batch of a Biosurgery Product, which batch is in compliance with the Biosurgery Product Specifications, is not Sterile. Biosurgery Product packaging and aseptic filling process has not been qualified by the SUPPLIER to achieve or maintain a defined sterility assurance level.

             SUPPLIER DISCLAIMS ANY WARRANTY THAT EACH AND EVERY CONTAINER OF BIOSURGERY PRODUCT SHALL BE STERILE.

     13.7    GENZYME ACKNOWLEDGEMENTS.

             13.7.1 GENZYME acknowledges that SUPPLIER has not qualified Biosurgery Products for any human or animal diagnostic or therapeutic application.

             13.7.2 GENZYME acknowledges that SUPPLIER has no responsibility with respect to whether components in the end product of any GENZYME therapeutic or diagnostic process are suitable for GENZYME's intended use, or for use in any other process using a Biosurgery Product which is practiced by GENZYME or any other party and which involves the health of a human.

             13.7.3 EXCEPT AS OTHERWISE SET FORTH IN SECTION 24 (INDEMNIFICATION) HEREOF, GENZYME'S SOLE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTIES REGARDING BIOSURGERY PRODUCTS SHALL BE, AT GENZYME'S-DISCRETION, EITHER REPLACEMENT OF THE NON-CONFORMING BIOSURGERY PRODUCT OR, IF SUPPLIER CANNOT REPLACE SUCH BIOSURGERY PRODUCT, REFUND OF THE BIOSURGERY PRODUCT PRICE PAID.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

     13.8 BIOSURGERY PRODUCT ISSUES. SUPPLIER shall notify GENZYME or the applicable Buying Entity in writing immediately upon learning: (i) that a Biosurgery Product delivered hereunder fails to meet the Biosurgery Product Specifications; or (ii) of a deviation of the Biosurgery Product batch records which could impact product quality; and in each case initiate an investigation and implement corrective action where commercially reasonably appropriate.

     13.9    GENZYME BIOSURGERY PRODUCT WARRANTIES. GENZYME warrants that:

             13.9.1 It has now and will maintain the technical and other requisite competencies to determine the suitability of the Biosurgery Products for the uses to which GENZYME or its customers will put such Biosurgery Products;

             13.9.2 the Biosurgery Product Specifications have been determined by GENZYME to be adequate to confirm the suitability of the Biosurgery Product, its packaging and labeling supplied hereunder for the uses to which such Biosurgery Product will be put by GENZYME or its customers;

             13.9.3 it shall ship Biosurgery Products in furtherance of its provision of service to its customers only under GENZYME's label;

             13.9.4 GENZYME's processes are structured and will be operated only in a manner in which the use of any Biosurgery Product which is not Sterile shall be detected by GENZYME prior to any use of the Biosurgery Product;

             13.9.5 It shall perform diligently sufficient incoming inspection to satisfy its obligations under this Agreement and under all applicable laws, rules and regulations.

     13.10 LIMITATION OF WARRANTIES. SUPPLIER's warranties herein are personal to the purchaser of Biosurgery Products, and shall not be construed as running to the benefit of any Buying Entity's distributors or its or their customers.

     13.11 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SUPPLIER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCT, AND SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SUPPLIER PROVIDES NO REPRESENTATIONS OR WARRANTIES THAT THE PRODUCTS ARE SUITABLE FOR USE IN ANY THERAPEUTIC OR DIAGNOSTIC PROCESS FOR HUMANS AND ANIMALS.

     13.12 HERD MANAGEMENT. SUPPLIER agrees to conduct its Herd Management in conformance with the [**] Processing Protocols attached hereto as ATTACHMENT H to this Agreement.

     13.13 TRACEABILITY. SUPPLIER will ensure traceability to the original manufacturer of each raw material used in the manufacture of Custom Manufactured Products and Biosurgery Products

     13.14 SITE AUDIT. SUPPLIER will, within sixty (60) days of GENZYME's reasonable written request, allow GENZYME to inspect that portion of SUPPLIER's manufacturing facilities in which SUPPLIER manufactures Products, provided that GENZYME signs SUPPLIER'S standard site visit confidentiality agreement. SUPPLIER will work with GENZYME's audit team to secure a mutually agreeable date for such audit, respond to any reasonable questions, and take any compliance issues that may arise into consideration.

     13.15 REGULATORY INSPECTION. SUPPLIER shall provide written notification of all inspections from any regulatory agencies that specifically apply to Custom Manufactured Products and Biosurgery Products within thirty (30) days of SUPPLIER's receipt of notice of such inspections. These inspections include: ISO, FDA, EC, HPB, and MCA. SUPPLIER shall

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

             inform GENZYME within twenty-four (24) hours should any regulatory or ISO approval be withdrawn for Custom Manufactured Products and Biosurgery Products, if there are any recalls of items provided to GENZYME, or if any regulatory agency initiates any enforcement action against the SUPPLIER with respect to Custom Manufactured Products and Biosurgery Products.

14.  OTHER OBLIGATIONS:

     14.1 TECHNICAL SEMINARS. SUPPLIER and GENZYME's Science and Research Corporate Purchasing group will, from time to time, discuss the provision of technical seminars by SUPPLIER at a central GENZYME location.

     14.2 QUARTERLY BUSINESS REVIEWS. SUPPLIER will conduct quarterly business reviews coordinated with designated GENZYME personnel, to monitor GENZYME's forecasts, business progress, on-time delivery (of product listed in ATTACHMENTS B1, B2 and B4) and cost savings. Such business reviews will review all areas of SUPPLIER'S business that is directly related to GENZYME. SUPPLIER will supply such business reviews to GENZYME no later than forty-five (45) days after the close of the previous business quarter for international, and thirty (30) days after the close of the previous business quarter for domestic, and the parties will meet to discuss such business reviews at a GENZYME location no later than sixty (60) days after the close of each calendar quarter.

     14.3 ACCOUNT ADMINISTRATION: GENZYME and SUPPLIER will assign a primary individual to manage such party's account established by this Agreement. Each party may request a change of the other party's account manager upon written notice of at least ninety (90) days to the other party, at which point the parties shall attempt to resolve the issue.

     14.4    GOVERNMENT APPLICATIONS.

             14.4.1 SUPPLIER will cooperate with GENZYME by supporting any FDA applications with appropriate technical information available at that time to SUPPLIER.

             14.4.2 GENZYME shall have the sole responsibility to obtain any government authorizations necessary to test, distribute or sell materials that use or incorporate the Biosurgery Products.

             14.4.3 To the extent that GENZYME determines that applications to and approval from the FDA or other governmental authority are necessary for a Biosurgery Product, SUPPLIER will cooperate fully with GENZYME by providing available technical information about the Biosurgery Product to GENZYME for incorporation in GENZYME's application

             14.4.4 Should GENZYME request SUPPLIER to provide proof of manufacture of a Biosurgery Product to a regulatory authority, SUPPLIER shall cooperate and supply information in response to such request. GENZYME shall reimburse any reasonable out of pocket expenses incurred by SUPPLIER in complying with GENZYME's request.

             14.4.5 With respect to supply of Biosurgery Products for use in a European or other non-U.S. country, all of the provisions of this Section 14.4 and of Section 13.5 shall be construed to encompass the various equivalent (or most nearly equivalent) regulatory agencies and regulations applicable, to the extent that any requirements of such other authorities which are different than those of the U.S. government have been incorporated by mutual written agreement in amended Biosurgery Product Specifications. The parties shall negotiate in good faith using reasonable efforts any modifications to the provisions hereof occasioned by virtue of the supply of Biosurgery Products to a European country. The parties acknowledge and agree that because Biosurgery Products to be supplied to European countries pursuant to this Agreement is to be under a GENZYME label, the primary responsibility lies with GENZYME to identify the requirements

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                        of the laws and regulations of each such country, and to communicate such requirements to SUPPLIER in order to amend the Biosurgery Product Specifications appropriately.

15.  TERMINATION:

     15.1    TERM. The term of this Agreement is set forth in Section 3.

     15.2 TERMINATION FOR BREACH. If one party defaults in the performance, or fails to perform any of its material obligations under this Agreement, and such default is not remedied, or significant progress is not made towards resolving such default, within sixty
             (60) days written notice from the non-defaulting party, then the nondefaulting party shall have the right to terminate this Agreement and avail itself of any and all rights and remedies to which it may be entitled by law or in equity.

     15.3 TERMINATION FOR BANKRUPTCY. Each party may terminate this Agreement effective immediately without liability upon written notice to the other if anyone of the following events occurs:

             15.3.1 the other files a voluntary petition in bankruptcy or an involuntary petition is filed against it;

             15.3.2     the other is adjudged bankrupt;

             15.3.3 a court assumes jurisdiction of the assets of the other under federal reorganization act;

             15.3.4 a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

             15.3.5     the other becomes insolvent or suspends business; or

             15.3.6 the other makes an assignment of its assets for the benefit of its creditors.

     15.4 TERMINATION FOR INFRINGEMENT OR VIOLATION OF LAW. Each party may terminate this Agreement, or may terminate supply of a particular Product under this Agreement, upon sixty (60) days written notice to the other party if it would constitute a violation of law for the terminating party or its relevant Affiliate (i.e., a Buying Entity or Selling Entity, as applicable) to fulfill its obligations hereunder without (i) infringing the intellectual property of a Third Party, breaching federal or other governmental regulations, including but not limited to FDA requirements; or (ii) violating any law.

     15.5    EFFECT OF TERMINATION OR EXPIRATION.

             15.5.1 PURCHASE ORDERS. Upon termination or expiration of this Agreement, GENZYME either itself or through its Buying Entities shall (i) take delivery of and pay for all Products under any Purchase Order outstanding as of the date of termination; (ii) take delivery of and pay for all Biosurgery Products manufactured in reliance upon the binding portion of the relevant forecast; (iii) each Buying Entity shall not be relieved of the obligation to purchase all Products for which it has placed Purchase Orders; (iv) purchase all Products held in inventory as of the date of termination by or for SUPPLIER pursuant to the security of supply provision in Sections 9.1 or 10.2; and (v) SUPPLIER either itself or through its Selling Entity will fulfill all Purchase Orders submitted to SUPPLIER either itself or through its Selling Entity prior to the effective date of termination. In the event of any termination of this Agreement, GENZYME shall be responsible for taking delivery of Custom Manufactured Products and Biosurgery Products under any outstanding Purchase Order only if such Custom Manufactured Product or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                        Biosurgery Product has entered the manufacturing process at the time of termination.

             15.5.2 SUPPLY STOCK AND RAW MATERIALS. If this Agreement is terminated by GENZYME for any reason, or if the Agreement is terminated by SUPPLIER on account of breach by GENZYME, GENZYME will purchase (i) all Custom Manufactured Products and Biosurgery Products that may reside in SUPPLIER inventory under outstanding Purchase Orders and as set forth in Sections 9.1 or 10.2; and
                        (ii) any raw material (including [**]) purchased by or for SUPPLIER specifically for manufacture of any Custom Manufactured Product or Biosurgery Product in accordance with an outstanding Purchase Order and/or, in the case of Biosurgery Products, in accordance with the the-binding portion of GENZYME's forecast. GENZYME may request that SUPPLIER provide cost justification to support such reimbursement. No termination shall relieve GENZYME of its obligation to purchase all Products for which it has placed Purchase Orders.

             15.5.3 BIOSURGERY PRODUCTS. In the event of GENZYME's termination of this Agreement for reason other than SUPPLIER's breach or bankruptcy, and unless otherwise agreed to by the parties, GENZYME shall accept delivery and pay for all Biosurgery Products for which SUPPLIER has commenced manufacture under the then-current GENZYME Forecast, and GENZYMES shall reimburse SUPPLIER for its direct, out-of-pocket costs of raw materials purchased to manufacture such Biosurgery Products to the extent such costs were authorized in writing by GENZYME and SUPPLIER cannot reasonably use raw materials.

16.  SBA SOCIO-ECONOMIC REPORTING:

     GENZYME encourages SUPPLIER to use the following subcontractors and suppliers among its sources of supply, as defined by the Fair Labor Standards Act: Small Business, Small Disadvantaged, Service Disabled Veteran Owned, Woman Owned, HubZoned Small Business, and Veteran Owned. SUPPLIER shall supply GENZYME with SUPPLIER's Vendor Diversification Plan upon GENZYME's written request.

17.  CONFIDENTIALITY:

     17.1 NONUSE AND NONDISCLOSURE OBLIGATIONS. Each party shall maintain as confidential and shall not disclose, copy nor use for purposes other than the performance of this Agreement, any information which relates to the other party's business affairs, trade secrets, technology, research and development, pricing, or the terms of this Agreement ("CONFIDENTIAL INFORMATION") and each agrees to protect that Confidential Information of the other with the same degree of care it exercises to protect its own confidential information.

     17.2 Exceptions. "Confidential Information" shall not include any information that:

             17.2.1 is within the public domain prior to the time of the disclosure hereunder or thereafter becomes within the public domain other than as a result of disclosure by the receiving party in violation of this Agreement;

             17.2.2 was in the possession of the receiving party on or before the date of disclosure hereunder, as evidenced by records, however maintained;

             17.2.3 is acquired by a party hereto from a Third Party not under an obligation of confidentiality;

             17.2.4 the receiving Party must disclose by law, order, subpoena, or regulation of a governmental agency or a court of competent jurisdiction, provided the other party receives prior written notice of such disclosure; or

             17.2.5 is hereafter independently developed by a party without reference to or reliance upon the other party's Confidential Information, as evidenced by records, however maintained.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

     17.3 INJUNCTIVE RELIEF. Breach of this Section 17 by one party may cause irreparable damage to the other party and, therefore, the injured party shall have the right to seek equitable and injunctive relief, and to recover the amount of damages (including reasonable attorney's fees and expense) incurred in connection with such disclosure and/or unauthorized use.

     17.4 EFFECT UPON TERMINATION OR EXPIRATION. Upon expiration or termination of this Agreement, each party agrees to return to the other or destroy all Confidential Information of the other, as the other party may request. The obligations of confidentiality and nonuse set forth in this Section 17 shall survive expiration or termination of this Agreement.

18.  INSURANCE:

     18.1 INSURANCE COVERAGE. SUPPLIER, as its own expense, shall procure and maintain during the Initial Term, insurance policies with the following minimum coverages ("INSURANCE").

             (a) [**]

             (b) [**]

             (c) [**]

     18.2 PREMIUMS: PRIMARY COVERAGE. GENZYME shall not be liable for the payment of any premium or assessments with respect to any of the Insurance. GENZYME and each Buying Entity and their successors and assigns (and their officers, directors, employees, agents, and designees) shall be named as additional insured relative to SUPPLIER'S performance of services and other activities on or about the premises of each GENZYME or its Buying Entity. The Insurance shall be primary for all purposes to other insurance coverage, whether such other insurance is stated to be primary, contributory, excess, contingent or otherwise, as respects any and all liability, loss, claims, damages or expense arising out of the negligence or alleged negligence of SUPPLIER or a Selling Entity.

19.  WORK ON GENZYME'S PREMISES AND SECURITY:

     19.1 PREMISES RULES. SUPPLIER'S employees shall, when on GENZYME'S premises, conduct themselves in such a manner that the work does not interfere with the operation of GENZYME'S business, and strictly comply with all of GENZYME'S written rules for on-premises work.

     19.2 VEHICLE SEARCH. For security purposes, all vehicles, persons and materials of or from SUPPLIER and its subcontractors, employees, agents, representatives or invitees entering or exiting the premises of GENZYME are subject to search upon request of any representative of the Corporate Security Department of GENZYME.

     19.3 LOSS OR THEFT. Any instances of theft or loss under this Agreement involving SUPPLIER or any of its personnel, employees, agents, representatives, subcontractors or invitees of which SUPPLIER becomes aware shall be immediately reported to GENZYME.

20.      RESEARCH PRODUCT WARRANTIES:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

     The SUPPLIER warrants to GENZYME that each Research Product shall conform substantially to the description of such Research Product as provided in the applicable catalog as referenced in Section 2.1.2 above and literature accompanying the Research Products until their respective expiration dates or, if no expiration date is provided, for six (6) months from the date of the Buying Entity's receipt of the Research Products. SUPPLIER warrants that all Research Products delivered hereunder will be new, of the grade and quality specified by SUPPLIER, free from material defects in design, material and workmanship, will conform to delivered samples and written descriptions, and will be free of liens and encumbrances. The warranties shall survive any delivery, inspection, payment or acceptance of the Products. At its expense, SUPPLIER shall replace Research Products not conforming to the foregoing warranties. GENZYME'S SOLE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTIES SHALL BE REPLACEMENT OF THE NON-CONFORMING RESEARCH PRODUCT OR, IF SUPPLIER CANNOT REPLACE SUCH RESEARCH PRODUCT, REFUND OF THE RESEARCH PRODUCT PRICE PAID.

21.  AUTHORIZED USES OF RESEARCH PRODUCTS:

     Except as otherwise agreed in writing by an authorized representative of SUPPLIER, the purchase and sale of Research Products hereunder only conveys to GENZYME the non-transferable right for only GENZYME to use the purchased quantity of Research Products in compliance with the applicable intended use statement, limited use statement or limited label license, if any, in SUPPLIER's written catalogs or more recent Research Product literature or on the label or other documentation accompanying the Research Products (all such statements or licenses being incorporated herein by reference as if set forth herein in their entirety). Unless otherwise expressly indicated in SUPPLIER's written catalogs or more recent Research Product literature, or on the label or other documentation accompanying the Research Products, GENZYME may use the Research Products for research use only and not for any other purpose including, but not limited to, commercial purposes, in vitro diagnostic purposes, ex vivo or in vivo therapeutic purposes, investigational use, in foods, drugs, devices or cosmetics of any kind, or for consumption by or use in connection with or administration or application to humans or animals.

     GENZYME acknowledges that the Research Products have not been tested by or for SUPPLIER for safety or efficacy except as expressly stated in SUPPLIER'S written catalogs or more recent product literature, or on the label or other documentation accompanying the Research Products. Without limiting the foregoing restrictions, GENZYME warrants to SUPPLIER that should GENZYME use the goods for any use other than research, GENZYME shall conduct all necessary tests, comply with all applicable regulatory requirements, issue all appropriate warnings and information to subsequent purchasers and/or users and be responsible for obtaining any required intellectual property rights.

     GENZYME agrees to comply with instructions for use of the Research Products, if any, and not to misuse the Research Products. GENZYME also agrees to inform its employees of the risks, if any, involved in using or handling the Research Products and to train and equip them to handle the Research Products safely. SUPPLIER will label all hazardous shipments in accordance with HAZMA T standards.

     GENZYME realizes that because SUPPLIER'S goods are intended primarily for research purposes, they may not be on the Toxic Substances Control Act
     (TSCA) inventory. GENZYME assumes responsibility to ensure that purchased Research Products are approved for use under TSCA, if applicable.

     GENZYME has the responsibility to conduct any research necessary to learn the hazards involved for any of GENZYME'S uses of Research Products and to warn GENZYME'S customers, employees and any auxiliary personnel (such as freight handlers, etc.) of any risks

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

     involved in GENZYME's use or handling of the Research Products. GENZYME agrees to comply with instructions for use of the Research Products, if any, and not to misuse the Research Products. If GENZYME is to repackage, re-label or use a Research Product as a starting material or component of other products, GENZYME will make commercially reasonable efforts to qualify the Research Products for such applications, and comply with all applicable laws and regulations relating to labeling or providing other communications to customers. GENZYME also agrees to make commercially reasonable efforts to inform its employees of the risks, if any, involved in using or handling the Research Products and to train and equip them to handle the Research Products safely. SUPPLIER will label all hazardous shipments in accordance with HAZMAT standards.

22. [**] TRANSMISSIBLE SPONGIFORM ENCEPHALOPATHY COMPLIANCE. SUPPLIER warrants that in the event that any Product that contains or is defined as being a ruminant derived material(s) and/or material(s) derived from animals which are susceptible to infection with transmissible spongiform encephalopathy through the oral route, it shall provide GENZYME with a current Certificate of Suitability (as defined in European Pharmacopoeia Monograph 2001: 1483, Products With Risk of Transmitting Agents of Animal Spongiform Encephalopathies - a sample of which is contained in ATTACHMENT L). SUPPLIER shall be responsible for advising GENZYME of any changes to the Certificate of Suitability in writing, and shall also provide an updated copy of the Certificate of Suitability as soon as it becomes available. SUPPLIER shall be responsible for identifying the Certificate of Suitability 10 number and its expiration date on any Certificate of Analysis for materials of Animal Origin (defined below). Within a commercially reasonable time after receipt of GENZYME's written request, SUPPLIER shall provide GENZYME with a Letter of Origin stating whether raw materials used in the manufacture of a Product are synthetic or plant derived, or if Animal Origin, whether the raw materials meet the Certificate of Suitability requirements. Material shall be deemed of "Animal Origin" if it is derived from animal tissues, cells, or body fluids; an "animal" is defined as a higher eukaryotic organism, including mammals (to include humans), fish, birds, reptiles, amphibians, insects, mollusks, etc. Animal Origin does not include lower eukaryotic organisms (including without limitation higher plants, fungi, protozoa and algae); nor does it include prokaryotic organisms (including without limitation bacteria or blue-green algae).

23.  EXPORT CONTROL:

     Neither SUPPLIER nor GENZYME shall export or re-export, either directly or indirectly, any technical data relating to Products, incorporating the other party's Confidential Information or any Product in contravention of any laws or regulations of the United States, including but not limited to the United States Export Administration Act of 1979 as amended, the Trading With the Enemy Act, and the regulations of the U.S. Departments of Commerce, Defense, State, Energy and Treasury, pursuant thereto.

24.  INDEMNIFICATION:

     24.1    [**]

     24.2    [**]

     24.3    [**]

     24.4    [**]

25.  COMPLIANCE WITH LAWS:

     Each party represents and warrants that in the performance of this Agreement, it and its relevant Affiliates (i.e., Selling Entities and Buying Entities) shall comply with all applicable federal, state and local laws, ordinances, rules, and regulations (including without limitation, and if applicable,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

     40 CFR 720.3(ee)). Each party agrees to indemnify and hold harmless the other from any and all liabilities, claims, demands, losses, costs, damages or expenses regardless of the nature of same to the extent they arise from any Third Party claim against such party for its or its relevant Affiliate's failure to comply with such laws, ordinances, rules or regulations.

26.  LIMITATION OF LIABILITY:

     Except for claims arising under Sections 17 (Confidentiality), neither party shall be liable to the other for any indirect, incidental, special or consequential damages (including, without limitation, any damages arising from loss of use or lost business revenue, profits or goodwill) arising in connection with this Agreement, whether in an action in contract, tort, strict liability, warranty, or negligence even if advised of the possibility of such damages. [**]

27.  ASSIGNMENT:

     The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, GENZYME, SUPPLIER, and their respective successor and assigns, including pursuant to a merger or consolidation; further, each party may, without the consent of the other, assign its rights and interests, and delegate its obligations hereunder, effective upon written notice thereof to the other party: (a) to an Affiliate if such Affiliate assumes all of the obligations of the assigning party hereunder and this Agreement remains binding upon the assignor, or (b) to any entity that acquires all or substantially all of the assets of a party to which this Agreement pertains, or which is the surviving entity in a merger or consolidation, if such entity assumes in writing all of the obligations of a party hereunder. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 27 shall be null and void. Subject to the foregoing, any reference to GENZYME or SUPPLIER hereunder shall be deemed to include the successors thereto and assigns thereof.

28.  JURISDICTION:

     This Agreement is deemed to be made under and shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

29.  SEVERABILITY: REMEDIES: WAIVER:

     In the event that anyone or more provisions contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     The remedies contained herein are cumulative and in addition to, any other remedies at law or equity. A failure to enforce, or waiver of a breach of, any provision of this Agreement shall not constitute a waiver of any other breach or of such provisions.

30.  NOTICES:

     All notices under this Agreement shall be in writing, properly addressed and shall be deemed to have been duly given or received upon the earlier of
     (i) if by personal service, when actually received, (ii) five business days after sending by registered or certified mail, return receipt requested,
     (iii) one business day after sending via a next business day commercial delivery service, and such service obtains the signature of a representative of the recipient; or (iv) one (1) day after transmission by facsimile. Any notices not addressed as follows shall be deemed not to have been give or received.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

     For notices to SUPPLIER regarding forecasts or operation of this Agreement:

TO SUPPLIER (CUSTOM MANUFACTURED PRODUCTS):   TO SUPPLIER (BIOSURGERY PRODUCTS):
Invitrogen Corporation                        Invitrogen Corporation
3175 Staley Road                              3175 Staley Road
Grand Island, NY 14072                        Grand Island, NY  14072
Attention: Arun Singhal                       Attention:  Rick McAvoy
Tel: 716-774-6769                             Tel:  716-774-6959
Fax: 716-774-6811                             Fax:  716-774-6811

TO GENZYME:                                   WITH A COPY TO:
Patti Nardi                                   Douglas Hunt
Director, Supply Management                   Associate Director, CQS
Genzyme Corporation                           Genzyme Corporation
PO Box 9322                                   PO Box 9322
Framingham, MA 01701-9322                     Framingham, MA  01701-9322

                                              WITH A COPY TO:
                                              Legal Department of Genzyme
                                              One Kendall Square
                                              Cambridge, MA 02139

For notices to SUPPLIER regarding interpretation, terms, termination, or breach of this Agreement, all notices shall be sent via mail or commercial delivery service:

TO INVITROGEN:                                WITH A COPY TO:
Invitrogen Corporation                        Invitrogen Corporation
1600 Faraday Avenue                           1600 Faraday Avenue
Carlsbad, CA 92008                            Carlsbad, CA 92008
Attention: Contracts Department               Attention: General Counsel
Tel: 760-603-7200                             Tel: 760-603-7200
Fax: 760-476-6326                             Fax: 760-476-6326

TO GENZYME:                                   WITH A COPY TO:
Patti Nardi                                   Douglas Hunt
Director, Supply Management                   Associate Director
Genzyme Corporation                           Genzyme Corporation
PO Box 9322.                                  PO Box 9322
Framingham, MA 01701-9322                     Framingham, MA  01701-9322

                                              WITH A COPY TO:
                                              Legal Department of Genzyme
                                              15 Pleasant Street Connector
                                              Framingham, MA 10701

Notices to Buying Entities under this Agreement shall be delivered to those entities at the locations and addresses identified on ATTACHMENT A.

31.  ADVERTISING:

     Without the prior written consent of each party's representative as designated in Section 30, and except as permitted under Section 17, neither GENZYME nor SUPPLIER shall in any manner advertise, publish, or disclose to any Third Party the terms of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

32.  STATUTES AND EXECUTIVE ORDERS:

     The following statutes and Executive Orders ("EO's") together with Regulations issued hereunder are made a part of this Agreement:

             -          Equal Opportunity (41 C.R.R. 60-14, EO 11246),
             - Employment of Disabled Veterans, and Veterans of Vietnam ERA (Sec. 60-250.4 of Title 41 C.F.R.)
             - Employment of the handicapped (sec. 60-741.4 of title 41 C.F.R., EO 11758)

33.  SURVIVAL:

     All rights and obligations of the parties set forth herein that expressly or by their nature survive the expiration or termination of this Agreement (including, without limitation, rights and obligations under outstanding Purchase Orders) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expire and shall bind the parties and their legal representatives, successors, and permitted assigns. Without limiting the foregoing, any of the provisions of this Agreement and/or its Attachments dealing with Delivery, Payment, Warranty, Authorized Use, Confidential Information and Advertising, Intellectual Property Indemnity, Compliance with Laws, and Sections 2.2.8, 26, 28, 30, 34, 35, 36.4, 36.5
     and 36.6=shall survive termination of this Agreement.

34.  ADDITIONAL OR INCONSISTENT TERMS:
     Any terms or conditions set forth in any invoice provided to GENZYME by SUPPLIER or in any order provided to SUPPLIER by GENZYME (including, without limitation, Purchase Orders) which is in any way different from, inconsistent with or in addition to the terms and conditions set forth herein will not become a part of this Agreement or be binding upon GENZYME or SUPPLIER.

35.  ENTIRE AGREEMENT:
     This Agreement and its Attachments constitute the entire agreement between the parties relating to the subject matter hereof, and supersedes and replaces all prior agreements, written or oral; between the parties regarding Products (including, without limitation, the Biosurgery Agreement). Any modification or waiver of any provision must be made in writing and signed by authorized representatives of each party.

36.  GENERAL PROVISIONS.

     36.1 NON-EXCLUSIVITY. SUPPLIER is not, and nothing in this Agreement shall imply that SUPPLIER or Selling Entities are GENZYME's or Buying Entities' exclusive manufacturer or supplier of Products. GENZYME and Buying Entities are not, and nothing in this Agreement shall imply that GENZYME or Buying Entities are, SUPPLIER's exclusive purchaser of Products.

     36.2 FORCE MAJEURE. Notwithstanding anything contained in this Agreement to the contrary, and except for the obligation to make payment in any event other than war or civil disturbance, neither GENZYME nor SUPPLIER shall be liable for or considered to be in breach of this Agreement as a result of failure or delay in fulfilling its obligations under this Agreement where such failure or delay is due either in whole or in part to any act of God, war, civil disturbance, strike, labor dispute, fire, storm, earthquake, shortage of power, labor, materials, or transport or act of any government or other competent authority or any other circumstance beyond the reasonable control of GENZYME or SUPPLIER (as the case may be). This Agreement shall be deemed suspended as long as and to the extent that any such cause prevents or delays its performance. After sixty (60) cumulative days of such suspension on the part of one party, the other party may, at

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

             its sole discretion, terminate its obligations under this Agreement with respect to the particular Product delayed by such force majeure, without further liability.

     36.3 INDEPENDENT CONTRACTOR. SUPPLIER shall furnish Products to GENZYME as an independent contractor and not as an employee or agent of GENZYME. Except as expressly stated herein, SUPPLIER may not act for, bind, or represent GENZYME in any manner.

     36.4 HEADINGS. Headings used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     36.5 SEVERABILITY. Should one or more of the provisions contained in this Agreement be held invalid, illegal or unenforceable by a court or tribunal with jurisdiction to do so, then the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the parties' substantive rights. In such instance, the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

     36.6 NO AMENDMENT: WAIVER. This Agreement shall not be amended except by an instrument in writing executed by both parties. Failure of either party at any time to enforce any of the provisions of this Agreement shall not be deemed to be a waiver of such or any other provision hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Invitrogen Corporation (SUPPLIER)           GENZYME CORPORATION (GENZYME)

By:                                         By:
    -----------------------------------         ------------------------------
Name:                                       Mark Bamforth       Date
      ---------------------------------

Title:                                      Title: SVP, Corporate Operations
       --------------------------------

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                  ATTACHMENT A

                       GENZYME AUTHORIZED BUYING ENTITIES

GENZYME                    Genzyme                    Genzyme                    Genzyme
CORPORATION *              Corporation                Corporation                Corporation
(Headquarters)             31 New York                51 New York                76 New York
500 Kendall Street         Avenue                     Avenue                     Avenue
Cambridge, MA              Framingham, MA             Framingham, MA             Framingham, MA
02142                      01701-9322                 01701-9322                 01701-9322
Telephone: 617-            Telephone: 508-            Telephone: 508-            Telephone: 508-
252-7500                   424-4300                   424-4300                   424-4300
Fax: 617-252-7600          Fax: 508-872-4091          Fax: 508-872-4091          Fax: 508-424-4066

Genzyme                    Genzyme                    Genzyme                    Genzyme
Corporation                Corporation                Corporation                Corporation
80 New York                11 Pleasant Street         One Mountain Road          45 New York
Avenue                     Connector                  Framingham, MA             Avenue
Framingham, MA             PO Box 9322                01701-9322                 Framingham, MA
01701-9322                 Framingham, MA             Telephone: 508-            01701-9322
Telephone: 508-            01701-9322                 872-8400                   Telephone: 508-
424-4300                   Telephone: 508-            Fax: 508-872-9080          424-4300
Fax: 508-424-4066          872-8400                                              Fax: 508-872-4091
                           Fax: 508-872-9080

Genzyme                    Genzyme                    Genzyme                    Genzyme
Corporation                Corporation                Corporation                Corporation
74 New York                78 New York                15 Pleasant Street         5 Mountain Road
Avenue                     Avenue                     Connector                  Framingham, MA
Framingham, MA             Framingham, MA             PO Box 9322                01701-9322
01701-9322                 01701-9322                 Framingham, MA             Telephone: 508-
Telephone: 508-            Telephone: 508-            01701-9322                 872-8400
424-4300                   424-4300                   Telephone: 508-            Fax: 508-872-9080
Fax: 508-424-4066          Fax: 508-872-4091          872-8400
                                                      Fax: 508-872-9080

GENZYME                    Genzyme
CORPORATION                Corporation
(Diagnostics               (Diagnostics
Business Unit              Business Unit
Headquarters)              Location)
One Kendall Square         6659 Top Gun
Cambridge, MA              San Diego, CA
02139                      92121
Telephone: 617-            Telephone:  858-
252-7500                   452-3198
Fax: 617-252-7600          Fax: 858-452-3258

GENZYME                    GENZYME
CORPORATION                PHARMACEUTICALS
(Pharmaceuticals           Sygena Facility
Business Unit              Eichenweg 1
Headquarters)              CH 4410 Liestal
500 Kendall Street         SWITZERLAND
Cambridge, MA              Telephone: 011-41-
02142                      061-906-5959
Telephone: 617-            Fax: 011-41-061-
252-7500                   906-5958
Fax: 617-252-7600

GENZYME                    Genzyme                    Genzyme
CORPORATION                Corporation                Corporation
(Biosurgery Division       (Biosurgery Division       (Biosurgery Division
Headquarters)              Location)                  Location)
500 Kendall Street         64 Sidney Street           65 Railroad Avenue
Cambridge, MA              Cambridge, MA              Ridgefield, NJ
02142                      02139                      07657
Telephone: 617-            Telephone: 617-
252-7500                   494-8484
Fax: 617-252-7600          Fax: 617-494-6561

GENZYME                    Genzyme                    Genzyme                    Genzyme
CORPORATION                Corporation                Corporation                Corporation
(Genetics Business         (Genetics Business         (Genetics Business         (Genetics Business
Unit Headquarters)         Unit Location)             Unit Location)             Unit Location)
Metro West Place           2000 Vivigen Way           One Corporate              6991 E. Camelback
15 Pleasant Street         Santa Fe, NM               Drive                      Road
Connector                  87505                      Yonkers, NY                Suite B295
PO Box 9322                Telephone: 505-            10701-6807                 Scottsdale, AZ
Framingham, MA             438-1111                   Telephone: 914-            85251
01701-9322                 Fax: 505.A38-1120          969-3399                   Telephone: 602-
Telephone: 508-                                       Fax: 914-969-2019          675-0250
872-8400                                                                         Fax: 602-675-0210
Fax: 508-872-5663

Genzyme                    Genzyme                    Genzyme
Corporation                Corporation                Corporation
(Genetics Business         (Genetics Business         (Genetics-
Unit Location)             Unit Location)             Pasadena)
10421 University           1054 Town &                11 West Del Mar
Center Drive #100          Country Road               Pasadena, CA
Tampa, FL 33612-           Orange, CA 92868           91105
6422                       Telephone: 714-            Telephone: 800-
Telephone: 813-            245-9259                   255-1616
979-9442                   Fax: 714-245-9259
Fax: 813-972-4632

Genzyme Genetics           Genzyme Genetics           Genzyme Genetics           Genzyme Genetics
I m path                   Impath                     Impath                     Impath
521 West 5ih St.           Receiving Location         Receiving Location         Receiving Location
New York NY 10019          5340 Alia Rd.              5300 McConnell             625 West 55th St.
                           Los Angeles CA             Ave.                       5th Floor
                           90066                      Los Angeles, CA            New York, NY
                                                      90066                      10019

Genzyme Genetics           Genzyme Genetics
I m path                   I m path
Receiving Location         Receiving Location
518 West 58th St.          810 East Hammond
5th Floor                  In.
New York, NY               Phoenix, AZ 85034
10019

GENZYME DRUG               GENZYME
DISCOVERY AND              GLYCOBIOLOGY
DEVELOPMENT                RESEARCH INSTITUTE
153 Second Avenue          800 Research
Waltham, MA                Parkway, Suite 200
01254                      Oklahoma City, OK
Telephone: 781-            73104
290-5890                   Telephone: 405-
Fax: 781-290-5890          271-8144
                           Fax: 405-271-1030

GBL WEST MAILING           GENZYME LTD                GENZYME                    GENZYME FLANDERS
50 Gibson Drive            37 Hollands Road           WATERFORD                  NV
Kings Hill, West           Haverhill                  IDA Business Park          Cipalstraat 8
Mailing                    Suffolk CB9 8PU            Kilmeadan Road             B-2440 Geel
Kent ME194AF               UNITED KINGDOM             Waterford                  BELGIUM
UNITED KINGDOM             Telephone: 011-44-         IRELAND                    Telephone: 011-32-
Telephone: 011-44-         1440-703-522               Telephone: 011-            1456-4911
1732-22-0022               Fax: 011-44-1440-          353-51-594-100             Fax: 011-32-1456-
Fax: 011-44-1732-          707-783                    Fax: 011-353-51-           4916
22-0024                                               594-105

GENZYME (FORMERLY          GENZYME (FORMERLY
SANGSTAT)                  SANGSTAT)
58,Avenue                  1541, Avenue
Debourg                    Marcel Merieux
B.P. 7055                  69280 Marcy
F-69348 Lyon               L'Etoile
Cedex 07                   FRANCE
FRANCE                     Telephone: +33 (0)4
Telephone: +33 (0)4        37 22 58 1 0
37 28 16 88                Fax +33 (0)4 37 22
Fax: +33 (0)4 37 28        5898
1695

                                  ATTACHMENT B1

                          CUSTOM MANUFACTURED PRODUCTS

                            ATTACHED TO THE AGREEMENT

                                     [ ** ]


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                  ATTACHMENT B2

                               BIOSURGERY PRODUCTS

                            ATTACHED TO THE AGREEMENT

                                     [ ** ]


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                  ATTACHMENT B3

                                RESEARCH PRODUCTS

                            ATTACHED TO THE AGREEMENT

                                     [ ** ]


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                  ATTACHMENT D

                     LIST OF ACCOUNT MANAGERS FOR INVITROGEN

UNITED STATES                                BELGIUM

Invitrogen Corporation 1600                  Pieters, Stefan                            Telephone vert commandes:
Faraday Avenue                               Sr Account Manager                         0800 23 20 79
PO Box 6482                                  Hoogwegel71 B-8470                         Fax vert commandes:
Carlsbad, California 92008                   Gistel Gistel, Belgium                     0800 13 58 13
Phone: (760) 603-7200 FAX:                   +32 59 27 39 76                            Order Enquiries:
(760) 602-6500                                                                          Email: serviceclients@invitroqen.com

Rich Allred                                  Gielen, Kurt                               Euro Tech-LinesM - 0800 91 83 92
(800) 955-6288 x61423                        Technical Sales Representative Graaf       Email: eurotech@invitroqen.com
                                             de Theuxlaan 25 Heusden-Zolder
Andrews, Rick                                Belgium 3550                               General Web Enquiries:
BioProduction Specialist                     +3247531 0397                              Email: eurowebinfo@invitroqen.com
972-396-5396
                                                                                        GERMANY
                                             .V. Invitrogen SA
Customer Service Darlene                     Hundelgemsesteenweg 284 9820               Miebach, Anton
Adams                                        Merelbeke                                  Senior Account Manager Westfeldgasse 19
716) 774-6642                                Phone: 09 272 5599                         Koeln 0-5 1143
Grand Island, New York                       FAX: 09 272 5598                           Germany
                                             Email: euroinfo@)invitroqen.com            +49 2203 982245

U.S. Electronic (Web) Orders Hours of        FREE PHONE ORDERS:                         Invitrogen GmbH
operation: 8:00 AM - 8:00 PM EST             0800 14894                                 Technologiepark Karlsruhe Emmy-
Phone: (800) 955- 6288, Option 3,            ORDERING ENQUIRIES:                        Noether Strasse 10
x46029                                       Email: ordersbel@invitroqen.com            76131 Karlsruhe
FAX: (800) 331-2286                                                                     Email: euroinfo@invitrogen.com
Email: catalog@invitrogen.com                Technical Information:
                                             Euro Tech-LinesM - 0800 16369 Email:       Gebi.ihrenfreie Bestellungen:
U.S. Supply Center Orders Hours of           eurotech@)invitroqen.com                   Tel: 0800 083 09 02
operation: 8:00 AM - 8:00 PM EST             General Web Enquiries:                     Fax: 0800 083 34 35
Phone: (800) 955-6288, Option 3, x45430      Email: eurowebinfo@invitroqen.co ill       Order Enquiries:
FAX: (800) 331-2286                                                                     Email: orders germanv@invitrogen.co ill
Email: suppycenters@invitrogen.
com                                                                                     Technical Enquiries:
                                                                                        Euro Tech-LinesM - 0800 181 54 50
U.S. Custom Primer Orders Hours of           CANADA                                     Email: eurotech@invitrogen.com
operation: 8:00 AM - 8:00 PM EST
Phone: (800) 955-6288, Option 3,             Invitrogen Canada Inc. 2270                General Web Enquiries:
x46636                                       Industrial St Burlington, Ontario          Email: eurowebinfo@invitrogen.com
FAX: (800) 331-2286                          L7P 1A1
Email: primers@invitrogen.com                Phone: 1-800-263-6236 FAX:                 UNITED KINGDOM
                                             1-00-387-1007
                                                                                        Invitrogen Ltd
                                                                                        3 Fountain Drive
                                                                                        Inchinnan Business Park Paisley
                                                                                        UK
                                                                                        PA4 9RF
                                                                                        Phone: 0141 8146100
                                                                                        FAX: 0141 814 6260
                                                                                        Email: euroinfo@invitrogen.com

U.S. TECHNICAL SERVICES                      FRANCE
Hours of operation: 9:00 AM - 8:00           Invitrogen SARL                            Free Phone Orders:
PM EST                                       BP 96                                      0800 269 210
FAO/ASK US                                   95613 Cergy Pontoise Cedex                 Free Fax Orders:
Phone: (800) 955-6288                        Phone: 01 34 32 31 00
FAX: (800) 352-1468                          FAX: 01 30 37 50 07
Email: tech service@invitrogen.com           Email: euroinfo@invitrogen.com

                                  ATTACHMENT E

                        GENZYME ACCOUNTS PAYABLE CONTACTS

US Invoices. Unless otherwise specified, all US invoices (with the exception of EDI invoices as referenced below) shall be sent by mail to the following address:

GENZYME Corporation
P.O. Box 9322
Framingham, MA 01701-9322 USA

International Invoices. Unless otherwise specified, all non-US (International) Invoices shall be sent to applicable GENZYME locations at the appropriate address specified in Attachment A.

                                  ATTACHMENT F

             SUPPLEMENTAL PRODUCT AMENDMENT FOR BIOSURGERY PRODUCTS

Pursuant to Section 8.2 of that certain PURCHASE AND SUPPLY AGREEMENT entered into by and between Genzyme Corporation ("GENZYME") and Invitrogen Corporation ("Invitrogen") dated December -' 2003.

SUPPLIER agrees to manufacture for the Biosurgery Division of GENZYME the following Biosurgery product (referred to herein as the "Biosurgery Product," , subject to the warranties and limitations set forth herein. The Biosurgery Product formulation and packaging components are attached.

SUPPLIER will manufacture the Biosurgery Product in accordance with specifications attached here (the "Specifications"). SUPPLIER's warranty's for the Biosurgery Products are as set forth in the Purchase and Supply Agreement. A copy of the Certificate of Analysis that defines the Specifications is attached.

In witness whereof each of the parties has caused its authorized representative to execute this Supplemental Product Amendment on the date specified below.


Invitrogen Corporation                                Genzyme Corporation

Name:                                   Name:
     --------------------------------        -----------------------------------

Signature:                              Signature:
          ---------------------------             -----------------------------

Title:                                  Title:
      -------------------------------         ---------------------------------

Date:                                   Date:
     --------------------------------        ----------------------------------

                                  ATTACHMENT G

                                GENZYME MATERIALS

                          AND MATERIALS SPECIFICATIONS

                            ATTACHED TO THE AGREEMENT

                                     [ ** ]


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                  ATTACHMENT J

            SUPPLEMENTAL PRODUCT AMENDMENTS ATTACHED TO THE AGREEMENT

                                     [ ** ]


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                  ATTACHMENT L

    CERTIFICATION OF SUITABILITY OF MONOGRAPHS OF THE EUROPEAN PHARMACOPOEIA

                            ATTACHED TO THE AGREEMENT

                                     [ ** ]


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

                                                               COUNCIL OF EUROPE
                                                        EUROPEAN DIRECTORATE FOR
                                                        THE QUALITY OF MEDICINES

                                      CERTIFICATION OF SUITABILITY OF MONOGRAPHS
                                                   OF THE EUROPEAN PHARMACOPOEIA

                    CERTIFICATION NO. RO-CEP 2000-171-REV. 03

Name of the substance:
DONOR BOVINE SERUM
(New Zealand Origin)

Name of Holder:
INVITROGEN CORPORATION
3175 Staley Road
USA - 14072 Grand Island, New York

Sites of production:
Main Site:
INVITROGEN NEW ZEALAND LIMITED
18-24 Botha Road
NZ-Penrose, Auckland

Backup or overflow sites:
INVITROGEN CORPORATION               INVITROGEN LIMITED
3175 Staley Road                     3 Fountain Drive, Inchinnan Business Park
USA - 14072 Grand Island, New York   GB - Paisley PA4 9RF Scotland

              THIS CERTIFICATE SUPERSEDES THE PREVIOUS CERTIFICATE
                             R0-CEP 2000-171-REV 02

After examination of the information provided on the origin of raw material(s) and type of tissue(s) used an d on the manufacturing process for this substance on the sites of production mentioned above, NZ - Penrose, Auckland, USA - 14072 Grand Island, New York and GB-Paisley PA4 9RF Scotland, we certify that the substance DONOR BOVINE SERUM meets the criteria described in the monograph Products with risk of transmitting agents of animal spongiform encephalopathies (no. 1483, Ph. Eur. 4th Ed. And any subsequently revised version).

- country of origin of source materials:                New Zealand
- nature of animal tissues used in manufacture:         Bovine blood

The submitted dossier must be updated every five years or after any significant modification of the manufacturing method, the country(ies) or origin or the nature of the tissues used that may alter the risk of transmitting animal spongiform encephalopathy agents or require changing the specifications of the monograph.

Manufacture of the substance shall take place in accordance with a suitable quality assurance system such as GMP and ISO 9001, and in accordance with the dossier submitted.

Failure to comply with these provisions will render this certificate void.

The certificate is valid provided that there has been no deterioration in the TSE status of the country(ies) of origin of the source material.

This certificate is granted within the framework of the procedure established by the European Pharmacopoeia Commission [Resolution AP-CSP (93) 5 as amended] for a period of five years starting from 15 December 2000. Moreover, it is granted according to the provisions of Directive 2001/83/EC and Directive 2001/82/EC and any subsequent amendment, and the related guidelines.

THIS CERTIFICATE HAS 41 LINES ONLY.


                                             /s/ Dr. A. Artiges
                                      -----------------------------------
                                      Dr. A. Artiges
                                      Director of Quality of Medicines

Strasbourg, 26 February 2003

Declaration of access (TO BE FILLED IN MY THE CERTIFICATE HOLDER UNDER THEIR OWN RESPONSIBILITY)


       INVITROGEN CORPORATION, as holder of the certificate of suitability
                  RO-CEP 2000-171-Rev 03 for DONOR BOVINE SERUM

Hereby authorizes
                  --------------------------------------------------------------
                            (name of the pharmaceutical company)

to use the above-mentioned certificate of suitability in support of their application(s) for the following Marketing Authorisation(s): (name of product(s) and marketing number(s), if known)


Date and signature (of the CEP holder):